Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3ASR No. 333-189102) of Piedmont Office Realty Trust, Inc.,
(2) Registration Statement (Form S-3D No. 333-166858) of Piedmont Office Realty Trust Inc., and
(3) Registration Statement (Form S-8 No. 333-142448) of Piedmont Office Realty Trust, Inc.;

of our reports dated February 21, 2017, (except for the effects of the restatement described in Note 2, as to which the date is May 8, 2017), with respect to the consolidated financial statements and schedule of Piedmont Office Realty Trust, Inc. and our report dated February 21, 2017, (except for the effect of the material weakness described in the sixth paragraph, as to which the date is May 8, 2017), with respect to the effectiveness of internal control over financial reporting of Piedmont Office Realty Trust, Inc. included in this Annual Report (Form 10-K/A) of Piedmont Office Realty Trust, Inc. for the year ended December 31, 2016.

/S/ Ernst and Young LLP
Atlanta, Georgia
May 8, 2017